Exhibit k.1.ix

Eighth Amendment to the Amended and Restated Stock Transfer Agency Agreement

THIS EIGHTH AMENDMENT (“Amendment”), effective as of September 6, 2022, (“Effective Date”), is to the Amended and Restated Stock Transfer Agency Agreement (the “Agreement”) made as of June 15, 2007, and amended as of July 1, 2012, March 20, 2015, September 6, 2017, October 18, 2017, August 24, 2021, February 28, 2022, and March 23, 2022, between each entity set forth in Schedule II attached to the Agreement (each, a “Customer”) and Computershare Inc., successor-in-interest to The Bank of New York (“Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Customer and Agent are parties to the Agreement; and

WHEREAS, Customer and Agent desire to amend the Agreement upon the terms and conditions set forth herein; and

WHEREAS, the Customer and Agent agree that the February 28, 2022 amendment was incorrectly labeled as Amendment No. 5 instead of Amendment No. 6, and the March 23, 2022 amendment was incorrectly labeled as Amendment No. 6 instead of Amendment No. 7 to the Amended and Restated Stock Transfer Agency Agreement, (the “Agreement”), made as of June 15, 2007.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Fee and Service Schedule for Stock Transfer Services. Delete the following funds under “ISSUES COVERED: Closed End Funds” in their entirety:

“Calamos Strategic Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible & High-Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series A Mandatory Redeemable Preferred Shares”

2.	Amendment to Schedule II.

Schedule II of the Agreement is hereby deleted in its entirety and replaced with the new Schedule II attached hereto.

3.	Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

4.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		Each Customer as set forth in Schedule II
as such may be amended from time to time

By: Calamos Advisors LLC
as investment manager of each Customer

By:	/s/ Dennis V. Moccia	By:	/s/ Stephen M. Atkins
Name:	Dennis V. Moccia	Name:	Stephen M. Atkins
Title:	Senior Manager, Contract Operations	Title:	Senior Vice President

SCHEDULE II

(Revised 9-6-2022)

Calamos Strategic Total Return Fund Common Shares

Calamos Strategic Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Strategic Total Return Fund, Series F Mandatory Redeemable Preferred Shares

(effective February 28, 2022)

Calamos Global Total Return Fund Common Shares

Calamos Global Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Global Total Return Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Global Dynamic Income Fund Common Shares

Calamos Global Dynamic Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Global Dynamic Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Convertible Opportunities & Income Fund Common Shares

Calamos Convertible Opportunities & Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Convertible Opportunities & Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Convertible & High Income Fund Common Shares

Calamos Convertible & High Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Convertible & High Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Dynamic Convertible and Income Fund Common Shares

Calamos Dynamic Convertible and Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Dynamic Convertible and Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Long/Short Equity & Dynamic Income Trust Common Shares

Amended 9/6/2022 Closed End Funds Master